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                                                                   Exhibit 10.39

                     The Corporate Executive Board Company
                                 The Watergate
                         600 New Hampshire Avenue, N.W.
                             Washington, D.C. 20037

                                January 18, 1999


Mr. Michael A. D'Amato
c/o The Corporate Executive Board Company
600 New Hampshire Avenue, NW
Washington, D.C.  20037

          Re: Stock Option Agreement #1 and Stock Option Agreement #2, between The Corporate Executive Board Company and Michael D'Amato (collectively, the "Agreements")

Dear Mr. D'Amato

     Pursuant to Section 4(b)(iii) of the above referenced Agreements, which provides me, as Chairman of the Board of The Corporate Executive Board Company, with sole and absolute discretion to accelerate the dates on which Options granted to you pursuant to the Agreements become exercisable in the event of an Initial Public Offering, I hereby designate the date immediately before the Initial Public Offering as the date on which you may first exercise all of your Options.

     Capitalized terms used but not defined in this letter have the meanings given them in the Agreement.

                                            Very truly yours,


                                            /s/ Harold L. Siebert

                                            Harold "Rusty" Siebert
                                            Chairman of the Board
                                            The Corporate Executive Board
                                            Company